Exhibit 4.12

INDENTURE

BY AND BETWEEN

FAT BRANDS INC.

AND

                                 ,

                    ,

AS TRUSTEE

DATED AS OF                 , 20

SENIOR DEBT SECURITIES

(Issuable in Series)

i

ii

iii

FAT BRANDS INC.

This Cross-Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 3.10 through 3.18, inclusive, of the Trust Indenture Act of 1939:

TIA Section		Indenture Section
Section 3.10	(a) (1)	6.9
	(a) (2)	6.9
	(a) (3)	6.9
	(a) (4)	Not Applicable
	(a) (5)	6.9
	(b)	6.8, 6.10
	(c)	Not Applicable
Section 3.11	(a)	6.13
	(b)	6.13
	(c)	Not Applicable
Section 3.12	(a)	7.1, 7.2
	(b)	7.2
	(c)	7.2
Section 3.13	(a)	7.3
	(b)	7.3
	(c)	7.3
	(d)	7.3
Section 3.14	(a) (1)	7.4
	(a) (2)	7.4
	(a) (3)	7.4
	(a) (4)	1.1, 10.4
	(b)	Not Applicable
	(c) (1)	1.3
	(c) (2)	1.3
	(c) (3)	Not Applicable
	(d)	Not Applicable
	(e)	1.3

iv

TIA Section		Indenture Section
Section 3.15	(a)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1
	(e)	5.14
Section 3.16	(a)	1.1
	(a) (1) (A)	5.2, 5.12
	(a) (1) (B)	5.13
	(a) (2)	Not Applicable
	(b)	5.8
	(c)	1.5
Section 3.17	(a) (1)	5.3
	(a) (2)	5.4
	(b)	10.3
Section 3.18	(a)	1.8

NOTE: This Cross-Reference Sheet is not part of the Indenture.

v

INDENTURE

INDENTURE, dated as of , between FAT BRANDS INC., a Delaware corporation (the “Company”), having its principal office at           , and           , as trustee, (the “Trustee”), the office of the Trustee at which at the date hereof its corporate trust business is principally administered being.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as herein provided.

This Indenture is subject to the provisions of the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party agrees for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities, or of series thereof, issued under this Indenture, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles in the United States of America as are generally accepted as of the time when and for the period as to which such accounting principles are to be applied;

(3)	“or” is not exclusive;

(4)	any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6)	certain terms, used principally in Article 6, are defined in Section 1.2.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.5.

“Additional Amounts” means any additional amounts that are required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person, which may include the Company, authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper of general circulation in the New York, New York area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board” or “Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment, or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” includes any shares of beneficial interest of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its principal financial officer, its Controller, an Assistant Controller, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Event” has the meaning specified in Section 5.1.

“Corporate Trust Office” means the corporate trust office of the Trustee at            , Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business concerning the transactions contemplated by this Indenture shall be administered.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means, with respect to the Securities of any series, any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default with respect to Securities of such series.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Defeasance” has the meaning specified in Section 13.2.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, another clearing agency, or any successor, registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Rate” has the meaning specified in Section 3.2.

“Expiration Date” has the meaning specified in Section 1.5.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.4 (or such legend as may be specified as contemplated by Section 3.1 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall exclude provisions or terms which relate solely to other series of Securities.

“Interest”, when used with respect to an Original Issue Discount Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Judgment Currency” has the meaning specified in Section 5.6.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, repurchase at the option of the Holder, call for redemption or otherwise.

“Mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Notice of Default” means a written notice of the kind specified in Section 5.1(4).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the principal financial officer, the Treasurer, the Controller, an Assistant Treasurer, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of legal counsel, who may be, without limitation, (a) an employee of the Company, or (b) outside counsel designated by the Company, rendered, if applicable, in accordance with Section 314(c) of the Trust Indenture Act.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except

(1)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)	Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that unless otherwise provided with respect to any Securities of any series pursuant to Section 3.1, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor.

“Paying Agent” means any Person, which may include the Company, authorized by the Company to pay the principal of or any premium or interest on, or any Additional Amounts with respect to, any one or more series of Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Maturity thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on, or any Additional Amounts with respect to, the Securities of that series are payable as specified as contemplated by Section 3.1 and 10.2.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Shares” as applied to the shares of beneficial interest of the Company means shares of beneficial interest of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Company, over Common Shares of the Company.

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to the terms of such Security and this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means any date specified for that purpose as contemplated by Section 3.1, or, if not so specified, the first day of the calendar month of the month of such Interest Payment Date if such Interest Payment Date is the fifteenth day of the calendar month, or the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of a calendar month, whether or not such day shall be a Business Day.

“Required Currency” has the meaning specified in Section 5.6.

“Responsible Officer” means, when used with respect to the Trustee, an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer the transactions contemplated by this Indenture, and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his such officer’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any debentures, notes or other evidences of indebtedness of the Company authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of such series, acting in its capacity as custodian with respect to the Securities of such series, or any successor entity thereto.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Person of which the Company at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock or other equity interests having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees, as the case may be, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such corporation shall have or might have voting power by reason of the happening of any contingency).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the states thereof and the District of Columbia) and its “possessions”, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Somoa, Wake Island and the Northern Mariana Islands.

“United States Alien” means any Person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien or foreign fiduciary of an estate or trust, or a foreign partnership.

“U.S. Government Obligation” means any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Yield to Maturity” means, when used with respect to any Original Issue Discount Security, the yield to maturity, if any, set forth on the face thereof.

Section 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statue or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3 Compliance Certificates and Opinions.

Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.4) shall include,

(1)	a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.4 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed or retained by the Company unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinions or representations as to such accounting matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5 Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instrument or instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership, date of holding, principal amount and serial numbers of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security. Any consent or waiver of the Holder of any Security shall be irrevocable for a period of six months after the date of execution thereof, but otherwise any such Holder or subsequent Holder may revoke the request, demand, authorization, direction, notice, consent or other Act as to his Security or portion of his Security; provided, however, that such revocation shall be effective only if the Trustee receives the notice of revocation before the date the Act becomes effective.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, vote, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.7.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.7.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.7, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.5, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.6 Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)	the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmissions, provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or

(2)	the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and furnished by certified mail, return receipt requested, personally delivered or furnished via overnight courier to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.

Section 1.7 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by hand or overnight courier to each Holder affected by such event, at its address as it appears in the Security Register (or while any Securities are represented by one or more Global Securities, such notice shall be delivered to the Depositary for communication to entitled account Holders), not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Neither the failure to mail or deliver by hand or overnight courier any notice, nor any defect in any notice so mailed or delivered by hand or overnight courier, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case in which notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security, shall affect the sufficiency of such notice with respect to other Holders of Securities.

Section 1.8 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act or another provision hereof required to be included in this Indenture by any of the provisions of the Trust Indenture Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act, which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.9 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether or not so expressed. All agreements of the Trustee in this Indenture shall bind its successor.

Section 1.11 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, Paying Agent or Security Registrar, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 1.14 Legal Holidays.

Unless otherwise provided with respect to any Security or Securities pursuant to Section 3.1, in any case where any Interest Payment Date, Redemption Date, sinking fund payment date, or Stated Maturity or Maturity or other payment date of any Security or the last date on which a Holder has the right to convert a Security at a particular conversion price shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or, if applicable to a particular series of Securities, conversion need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Stated Maturity or on such last day for conversion, as the case may be.

Section 1.15 Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had, directly or indirectly, against any incorporator, subscriber to the shares of beneficial interest (or capital stock or membership interests (as applicable)), shareholder, stockholder, member, employee, agent, manager, officer, trustee or director, as such, past, present or future, of the Company or the Trustee or of any predecessor or successor corporation, either directly or through the Company or the Trustee or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations and that no such personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, subscriber to the shares of beneficial interest (or capital stock or membership interests (as applicable)), shareholder, stockholder, member, employee, agent, manager, officer, trustee or director, as such, of the Company or the Trustee or of any predecessor or successor corporation, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, subscriber to the shares of beneficial interest (or capital stock or membership interests (as applicable)), shareholder, stockholder, member, employee, agent, manager, officer, trustee or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, any supplemental indenture hereto, any certificate or other writing delivered in connection herewith, or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities. By accepting a Security, each Holder agrees to the provisions of this Section 1.15 and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issuance of the Securities.

Section 1.16 Indenture May be Executed in Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE 2

SECURITY FORMS

Section 2.1 Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to one or more Board Resolutions and set forth in such Board Resolutions, or, to the extent established pursuant to, rather than set forth in, such Board Resolutions, an Officers’ Certificate detailing such establishment, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with any rules or regulations pursuant thereto, or any rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, or, to the extent established pursuant to, rather than set forth in, such Board Resolutions, an Officers’ Certificate detailing such establishment, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities. Any such Board Resolution, Officers’ Certificate or record of such action shall have attached thereto a true and correct copy of the form of Security referred to therein approved by or pursuant to such Board Resolution or Officers’ Certificate.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Trustee’s Certificate of Authentication.

Unless otherwise provided in one or more Board Resolutions, Officers’ Certificate, or indentures supplemental hereto, the Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[Trustee], as Trustee

By:
Authorized Officer

Section 2.3 Global Securities.

If the Company shall establish pursuant to Section 3.1 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.3 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) may provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, (iii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iv) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (v) shall bear a legend in accordance with the requirements of the Depositary.

Notwithstanding any other provision of this Section or of Section 3.5, except as contemplated by the provisions of this Section 2.3 below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.5, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as the Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Securities of such series in the form of definitive certificates in exchange for such Global Security, will authenticate and deliver Securities of such series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Such Securities will be issued to and registered in the name of such Person or Persons as are specified by the Depositary.

The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In any such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of Securities in the form of definitive certificates in exchange in whole or in part for such Global Security, will authenticate and deliver without service charge to each Person specified by the Depositary Securities in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Security representing such series, or the aggregate principal amount of such Global Securities representing such series, in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.1 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee shall authenticate and deliver Securities in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for Securities in the form of definitive certificates, such Global Security shall be canceled by the Trustee. Except as provided in the immediately preceding subparagraph, Securities issued in exchange for a Global Security pursuant to this Section 2.3 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such Securities to the Persons in whose names the Securities are so to be registered.

Any endorsement of a Global Security to reflect the principal amount thereof, or any increase or decrease in such principal amount, or changes in the rights of Holders of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Global Security or in the Company Order delivered or to be delivered pursuant to Section 3.3 or Section 3.4 with respect thereto. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any such Global Security in the manner and upon instructions given by the Person or Persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Global Security or in any applicable Company Order. If a Company Order pursuant to Section 3.3 or Section 3.4 is so delivered, any instructions by the Company with respect to such Global Security contained therein shall be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel.

The Depositary or, if there be one, its nominee, shall be the Holder of a Global Security for all purposes under this Indenture; and beneficial owners with respect to such Global Security shall hold their interests pursuant to applicable procedures of such Depositary. The Company, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with such Depositary for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and any Additional Amounts with respect to such Global Security and the giving of instructions or directions by or to the beneficial owners of such Global Security as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such Depositary). None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.4 Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.5 Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

FAT BRANDS INC.

No.	$

FAT Brands Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to           , or registered assigns, the principal sum of           Dollars on            [if the Security is to bear interest prior to Maturity, insert -, and to pay interest thereon from             or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually             on and in each year, commencing            at the rate of       %       per annum, until the principal hereof is paid or made available for payment [if applicable, insert -, and at the rate of         % per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the or             (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert – The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of          % per annum, which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of           % per annum, which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert - any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in            , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert – ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
FAT BRANDS INC.

By:
Name:
Title:

Attest:

Section 2.6 Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of             , 20      (herein called the “Indenture”), between the Company and             , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert -, limited in aggregate principal amount to $            ].

[If applicable, insert - Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on               , or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the 10th calendar day before the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price per share of Common Stock equal to $               per each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in                , accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).]

[If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail,(or while any Securities are represented by one or more Global Notes, such notice shall be delivered to the Depositary for communication to entitled account Holders) [if applicable, insert - (1) on            in any year commencing with the year            and ending with the year 20 through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert - on or after           , 20      ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert - on or before          ,        %, and if redeemed] during the 12-month period beginning             of the years indicated,

Year	Redemption Price

and thereafter at a Redemption Price equal to       % of the principal amount, together in the case of any such redemption [if applicable, insert - (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail (or while any Securities are represented by one or more Global Notes, such notice shall be delivered to the Depositary for communication to entitled account Holders), (1) on               in any year commencing with the year            and ending with the year           through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert - on or after            ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as        percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning             of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert - The sinking fund for this series provides for the redemption on             in each year beginning with the year            and ending with the year            of [if applicable, insert - not less than $           (“mandatory sinking fund”) and not more than] $         aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert mandatory] sinking fund payments [if applicable, insert and Securities surrendered for conversion] may be credited against subsequent [if applicable, insert - mandatory] sinking fund payments otherwise required to be made [if applicable, insert - in the inverse order in which they become due].

[If the Security is subject to redemption of any kind, insert - In the event of redemption or conversion of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert - The Indenture contains provisions for defeasance at any time of [(1) the entire indebtedness of this Security or (2)] certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to-insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no other provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ARTICLE 3

THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)	any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.3, 3.4, 3.5, 3.6, 9.6 or 11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(3)	the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)	the date or dates on which the principal of and premium, if any, on any Securities of the series is payable or the method of determination and/or extension of such date or dates; and the amount or amounts of such payments of principal and premium, if any, or the method of determination thereof;

(5)	the rate or rates (which may be fixed or variable), at which any Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and, if other that as set forth in Section 1.1, the Regular Record Date for any such interest payable on any Interest Payment Date (or the method for determining the dates and rates);

(6)	whether any of such Securities will be subject to certain optional interest rate reset provisions;

(7)	the place or places where the principal of and any premium and interest on, or any Additional Amounts with respect to, the Securities of the series shall be payable, where the Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(8)	(a) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company, (b) if other than as provided in Section 11.3, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption, and (c) if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(9)	the obligation, if any, of the Company to redeem, purchase or repay any Securities of the series pursuant to any sinking fund, amortization or analogous provisions or upon the happening of a specified event or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation and any provisions for the remarketing of such Securities;

(10)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(11)	if other than the Trustee, the identity of the Securities Registrar and/or the Paying Agent;

(12)	if the amount of principal of or any premium or interest on or other payments, if any, on any Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on the price of one or more commodities, derivatives or securities; one or more securities, derivatives or commodities exchange indices or other indices; a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable; or any other variable or the relationship between any variables or combination of variables), the index, formula or other method by which such amounts shall be determined;

(13)	if other than the currency of the United States of America, the currency, currencies or currency units (including composite currencies) in which the principal of or any premium or interest on, or any Additional Amounts with respect to, any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;

(14)	if the principal of or any premium or interest on, or any Additional Amounts with respect to, any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(15)	if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(16)	if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17)	if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.2 or Section 13.3 or both such Sections, or any other defeasance provisions applicable to any Securities of the series, and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(18)	the terms, if any, upon which Securities of the series may be convertible into or exchanged for other Securities, Common Shares, Preferred Shares, other debt securities, warrants to purchase any of the foregoing, or other securities of any kind of the Company or any other obligor or any other property, and the terms and conditions upon which the conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions;

(19)	if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.4;

(20)	any deletions, modifications of or additions to the definitions set forth in Section 1.1, the Events of Default which apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

(21)	any addition to, deletion of or change in the covenants set forth in Article 10 which applies to Securities of the series;

(22)	any Authenticating Agents, Paying Agents, Security Registrars or such other agents necessary in connection with the issuance of the Securities of such series, including, without limitation, exchange rate agents and calculation agents;

(23)	if applicable, the terms of any Mortgage that will be provided for a series of Securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

(24)	if applicable, the terms of any guaranties for the Securities, including the terms of any subordination of such guaranties, and any circumstances under which there may be additional obligors on the Securities;

(25)	provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(26)	whether Securities of the series shall be issuable in registered form or bearer form (registrable or not registrable as to principal, and with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of bearer securities and the terms upon which bearer Securities of a series may be exchanged for registered Securities of the same series and vice versa;

(27)	the forms of the Securities of the series;

(28)	any terms which may be related to warrants, options or other rights to purchase and sell securities issued by the Company in connection with, or for the purchase of, Securities of such series, including whether and under what circumstances the Securities of any series may be used toward the exercise price of any such warrants, options or other rights;

(29)	if the Securities of the series will be governed by, and the extent to which such Securities will be governed by, any law other than the laws of the state of New York;

(30)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(5)).

All Securities of any one series need not be identical but may vary as may be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

Section 3.2 Denominations.

Except as specified as contemplated by Section 3.1, the Securities of each series shall be issuable only in registered form without coupons. The Securities of such series shall be issuable only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof. Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, any Securities of a series denominated in a currency other than Dollars shall be issuable in denominations that are the equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency (“Exchange Rate”), as such rate is reported or otherwise made available by the Federal Reserve Bank of New York, on the applicable issue date for such Securities, of $1,000 and any integral multiple thereof.

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its principal financial officer, its President or one of its Vice Presidents, and attested by its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or any other method permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, a copy of such Board Resolution, the Officers’ Certificate setting forth the terms of the series and an Opinion of Counsel, with such Opinion of Counsel stating,

(1)	if the form or terms of such Securities have been established by or pursuant to Board Resolution or any other method permitted by Sections 2.1 and 3.1, that such form or terms have been, or in the case of Securities of a series offered in a Periodic Offering will be, established in conformity with the provisions of this Indenture, subject in the case of Securities offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(2)	that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions, exceptions and qualifications specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement is subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws relating to or affecting creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Such Opinion of Counsel need express no opinion as to the enforceability of Section 6.7 or as to whether a court in the United States would render a money judgment in a currency other than that of the United States. Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Notwithstanding that such form or terms have been so established, the Trustee shall have the right to decline to authenticate such Securities if, in the written opinion of counsel to the Trustee (which counsel may be an employee of the Trustee), such action may not lawfully be taken or if the Trustee in good faith by its board of trustees or trustees, executive committee or a trust committee of directors, trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to Holders of any Securities then outstanding.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Company in issuing Securities may use “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in CUSIP numbers known to an Officer of the Company. Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Security, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. All or any portion of the temporary Securities of a series may be Global Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. Except in the case of temporary Securities that are Global Securities, each of which shall be exchanged in accordance with the provisions thereof, after the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor, except as otherwise specified as contemplated by Section 3.1.

Section 3.5 Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 9.2 in a Place of Payment or in such other place or medium as may be specified pursuant to Section 3.1 a register for each series of Securities (each register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series and of transfers of Securities of such series. Unless otherwise contemplated by Section 3.1, the Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities, and for the purpose of maintaining the Security Register in respect thereof, as herein provided.

Except as set forth in Section 2.3 or as may be provided pursuant to Section 3.1, upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute and deliver a Company Order requesting the Trustee to authenticate and deliver, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

Unless otherwise provided as contemplated by Section 3.1, at the option of the Holder, Securities of any series (other than Global Securities) may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed, by the Holder thereof or its attorney duly authorized in writing.

Unless otherwise provided as contemplated by Section 3.1, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

Unless otherwise provided as contemplated by Section 3.1, if the Securities of any series (or of any series and specified tenor) are to be redeemed in whole or in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of any such Securities selected for redemption under Section 11.3 and ending at the close of business on the day of such delivery, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Unless otherwise provided as contemplated by Section 3.1, the Company shall not be required to register the transfer or exchange of Securities between a Record Date and the next succeeding Interest Payment Date.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and deliver a Company Order requesting the Trustee to authenticate and deliver, and the Trustee shall authenticate and deliver, in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company’s request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the preceding paragraph, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 9.2; provided, however, that at the option of the Company, interest on any series of Registered Securities that bear interest may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Security Register of such series (unless, with respect to a Global Security, the rules of the Depositary require payment of such amount by wire transfer) or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register of such series.

Unless otherwise provided as contemplated by Section 3.1, any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest (and interest thereon, if any) proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (and interest thereon, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest (and interest thereon, if any) as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.7, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest (and interest thereon, if any) and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest (and interest thereon, if any) on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest and any Additional Amounts or other payments on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Except as otherwise specified as contemplated by Section 3.1, none of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 3.9 Cancellation.

The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture or as otherwise specified as contemplated by Section 3.1. On request of the Company at the time of surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request, all canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to Securities of or within any series (except as to any surviving rights of registration of transfer or exchange of such Securities and replacement of such Securities which may have been lost, stolen or mutilated as herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(1)	either

(A)	all such Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee or the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B)	all such Securities not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest and any Additional Amounts to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series;

(3)	the Company has complied with any other conditions specified pursuant to Section 3.1 to be applicable to the Outstanding Securities of such series; and

(4)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Securities have been complied with.

If any Outstanding Securities of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the trust agreement evidencing the trust referred to in subclause (B) of clause (1) of this Section 4.1 shall provide therefore and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

Section 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest or Additional Amounts for whose payment such money has been deposited with the Trustee.

Section 4.3 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations deposited with respect to Securities of any series in accordance with Section 4.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Securities of such series and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.1; provided, however, that if the Company has made any payment of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the subordination provisions applicable to any Securities or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular series or it is specifically deleted or modified in the Board Resolution, supplemental indenture, Officers’ Certificate establishing such series, or form of Security for such series:

(1)	default in the payment of any interest on, or any Additional Amounts with respect to, any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); or

(2)	default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such default for a period of 30 days; or

(4)	default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)	the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6)	the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it, of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7)	any other Event of Default provided with respect to Securities of that series in the Board Resolution, supplemental indenture or Officers’ Certificate establishing that series.

Notwithstanding the foregoing provisions of this Section 5.1, if the principal of, premium (if any) or any interest on, or any Additional Amounts with respect to, any Security is payable in a currency or currencies (including a composite currency) other than Dollars and such currency or currencies are not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a “Conversion Event”), the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company by reference to the Exchange Rate, as such Exchange Rate is certified for customs purposes by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 5.1, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

Promptly after the occurrence of a Conversion Event with respect to the Securities of any series, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 1.7 to the Holders of such series. Promptly after the making of any payment in Dollars as a result of a Conversion Event with respect to the Securities of any series, the Company shall give notice in the manner provided in Section 1.7 to the Holders of such series, setting forth the applicable Exchange Rate and describing the calculation of such payments.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

Unless the Board Resolution, supplemental indenture or Officers’ Certificate establishing such series provides otherwise, if an Event of Default (other than an Event of Default specified in Section 5.1(5) or 5.1(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) and premium, if any, together with accrued and unpaid interest, if any, thereon, and Additional Amounts, if any, with respect thereto, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified amount) and premium, if any, together with accrued and unpaid interest, if any, thereon, and Additional Amounts, if any, with respect thereto, shall become immediately due and payable. Unless the Board Resolution, supplemental indenture or Officers’ Certificate establishing such series provides otherwise, if an Event of Default specified in Section 5.1(5) or 5.1(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) and premium, if any, together with accrued and unpaid interest, if any, thereon, and Additional Amounts, if any, with respect thereto, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)	all overdue interest on, and any Additional Amounts with respect to, all Securities of that series (or of all series, as the case may be),

(B)	the principal of or premium (if any) on any Securities of that series (or of all series, as the case may be) which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities (in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity),

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest and any Additional Amounts at the rate or rates prescribed therefor in such Securities (in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity), and

(D)	all sums paid or advanced by the Trustee hereunder, the compensation, expenses, disbursements and advances due to Trustee under Section 6.7, and all other amounts due under Section 6.7;

(2)	all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the nonpayment of the principal of Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

(3)	the rescission would not conflict with any final judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)	default is made in the payment of any interest on, or any Additional Amounts with respect to, any Security of any series when such interest or Additional Amounts shall become due and payable and such default continues for a period of 30 days, or

(2)	default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest on, and Additional Amounts with respect to, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest or Additional Amounts, at the rate or rates prescribed therefor in such Securities (or in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 6.7.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

In addition, if any other Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed, in its own name and as trustee of an express trust, to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal (or lesser amount in the case of Original Issue Discount Securities) of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal of, premium (if any), interest on, or any Additional Amounts with respect to, such Securities) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)	to file and prove a claim for the whole amount of principal (or lesser amount in the case of Original Issue Discount Securities) (and premium, if any) and interest and any Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding may be instituted by the Trustee in its own name as trustee of an express trust.

Section 5.6 Application of Money Collected.

Subject to the subordination provisions applicable to any series of Securities, any money collected by the Trustee pursuant to this Article shall be applied and paid in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest on, or any Additional Amounts with respect to, the Securities, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.7 in connection with such series of Securities in respect of which money or other property is collected;

SECOND: Subject to the terms of any subordination entered into as contemplated by Section 3.1, to the payment of the amounts then due and unpaid for principal of and any premium, if any, and interest on, and any Additional Amounts with respect to, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, if any, interest on and Additional Amounts, respectively; and

THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto.

To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on, or any Additional Amounts with respect to, the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall any of them benefit from any windfall in payments to Holders of Securities under this Section 5.6 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 5.6 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

Section 5.7 Limitation on Suits.

Subject to Section 5.8, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)	an Event of Default with respect to such series of Securities shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of such continuing Event of Default;

(2)	the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered and, if requested, provided to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be).

No one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.8 Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the right of any Holder of any Security to receive payment of the principal of and any premium and (subject to Section 3.7) interest on, or any Additional Amounts with respect to, such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment after the respective due dates, shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided in Section 5.7 or with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders.

With respect to Securities of any series, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under an Event of Default described in clause (1), (2), (3), (4) or (7) of Section 5.1, and with respect to all Securities the Holders of a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under an Event of Default described in clause (5) or (6) of Section 5.1, provided that in each such case.

(1)	the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction (it being understood that the Trustee shall not have an affirmative duty to ascertain whether such direction is unjustly prejudicial to such Holders), and

(2)	the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture.

Section 5.13 Waiver of Past Defaults.

Subject to Section 5.8 and Section 9.2, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default described in clause (1), (2), (3), (4) or (7) of Section 5.1 hereunder with respect to such series and its consequences, and the Holders of a majority in principal amount of all Outstanding Securities may on behalf of the Holders of all Securities waive any Event of Default described in clause (5) or (6) of Section 5.1 hereunder and its consequences, except a default

(1)	in the payment of the principal of or any premium or interest on, or any Additional Amounts with respect to, any Security as and when the same shall become due and payable by the terms thereof, otherwise than by acceleration (unless such default has been cured as provided herein), or

(2)	in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE 6

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(1)	If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

(2)	Except during the continuance of an Event of Default:

(A)	The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(B)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(3)	The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(A)	This paragraph does not limit the effect of clause (2) of this Section 6.1.

(B)	The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(C)	The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any series in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4)	Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (1), (2) and (3) of this Section 6.1.

(5)	The Trustee may refuse to perform any duty or to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of Holder or Holders pursuant to this Indenture, unless such Holder or Holders shall have offered and, if requested, provided to the Trustee security or indemnity reasonable in the sole discretion of the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6)	No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(7)	The Paying Agent, the Security Registrar and any Authenticating Agent shall be entitled to the protections, immunities and standard of care as are set forth in clauses (1), (2) and (3) of this Section 6.1 with respect to the Trustee.

Section 6.2 Notice of Defaults.

If a default occurs hereunder and is continuing with respect to Securities of any series and it is known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that except in the case of a default in the payment of principal of (or premium, if any) or interest on, or any Additional Amounts with respect to, any Securities of such series or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of trustees, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Securities of such series.

Section 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(1)	the Trustee may rely and shall be protected in acting or refraining from acting upon, whether in its original or facsimile form, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole reasonable cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(3)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence is specifically required herein), and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(4)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), in the absence of bad faith on its part, is entitled to and may rely upon an Officers’ Certificate;

(5)	the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(6)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(7)	Except as otherwise expressly provided for in this Indenture, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in this Indenture and the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities;

(8)	the Trustee shall not be liable for any action taken, suffered or omitted by it believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)	the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, provided that the Trustee reasonably believes that the last such certificate received from the Company or currently on file is no longer accurate;

(10)	In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(11)	in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Security Registrar, Paying Agent or Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Security Registrar, Paying Agent or Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5 May Hold Securities and Act as Trustee under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

Section 6.6 Money Held in Trust.

Subject to the provisions of Sections 10.3 and 13.5, all moneys received by the Trustee shall, until used or applied, as provided herein, be held in trust uninvested for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid by the Company from time to time upon a Company Order. In the event that the Paying Agent receives cash funds in advance of any due date hereunder, the Paying Agent shall be entitled to invest such funds in or any substantially similar successor account, any earnings on which shall be for the account of the Company.

Section 6.7 Compensation and Reimbursement.

The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the Company and the Trustee may agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it in connection with the performance of its duties under this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses, and including taxes other than taxes based upon, measured by or determined by the income of the Trustee), including without limitation the costs and expenses of defending itself against any third-party claim (whether asserted by any Holder or any other Person (other than the Company to the extent of any claim brought by it against the Trustee that establishes a breach by the Trustee in the observance or performance of its duties under this Indenture in accordance with a final, non-appealable order of a court of competent jurisdiction)), incurred by it without negligence or willful misconduct arising out of or in connection with its acceptance or administration of the trust or trusts hereunder, including the performance of its duties or the exercise of its powers hereunder. With respect to any such claim other than a claim brought by the Company, (i) the Trustee shall notify the Company promptly of any claim for which it may seek indemnity, (ii) the Company may at its option defend the claim, in which event the Trustee shall cooperate (at the expense of the Company) in the defense and the Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel and (iii) the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

To secure the Company’s payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on, or any Additional Amounts with respect to, particular Securities of that series.

The obligations of the Company under this Section 6.7 will survive the satisfaction and discharge of this Indenture and any resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 6.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee or the discharge of the Company’s obligations under this Indenture and the termination of this Indenture.

Section 6.8 Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner and with the effect provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or any other indenture.

Section 6.9 Eligibility; Disqualification.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series (which need not be the same Trustee for all series). A Trustee may be Trustee hereunder for Securities of one or more series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or if the Trustee is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state (or the District of Columbia) authority. If any such Person or bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person or bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

The Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1), 310(a)(2) and 310(a)(5) of the Trust Indenture Act.

Section 6.10 Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the removed Trustee within 30 days after the receipt of such notice of removal, the removed Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)	the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)	the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company by a Board Resolution shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, the retiring Trustee may petition, or any Holder who has been a bona fide Holder of a Security of such series for at least six months may petition, on behalf of himself and all others similarly situated, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.7. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to or acquiring all or substantially all the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to, or by succession to or acquisition of all or substantially all of the corporate trust business of, such successor Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities) as provided in the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and, except as other specified as contemplated by Section 3.1, shall at all times be a bank or trust company or corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or if the Authenticating Agent is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State (or the District of Columbia) authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to or acquiring the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may resign at any time by giving written notice thereof to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.7 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[TRUSTEE], as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Notwithstanding any provision of this Section 6.14 to the contrary, if at any time any Authenticating Agent appointed hereunder with respect to any series of Securities shall not also be acting as the Security Registrar hereunder with respect to any series of Securities, then, in addition to all other duties of an Authenticating Agent hereunder, such Authenticating Agent shall also be obligated: (i) to furnish to the Security Registrar promptly all information necessary to enable the Security Registrar to maintain at all times an accurate and current Security Register; and (ii) prior to authenticating any Security denominated in a foreign currency, to ascertain from the Company the units of such foreign currency that are required to be determined by the Company pursuant to Section 3.2.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(1)	not later than 15 days after the Regular Record Date for each respective series of Securities, or if there is no Regular Record Date for such series of Securities, semi-annually on January 1 and July 1, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such date, as the case may be, and

(2)	at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as Security Registrar.

Section 7.2 Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Trustee.

The Trustee shall transmit to Holders and any other required Persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to March 1 in each year, the Trustee shall mail to each Holder a brief report dated as of December 31 of the prior year if and to the extent required by Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4 Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders and any other required Persons within 30 days after the filing with the Trustee, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is so required to be filed with the Commission.; provided, however, that any such information, documents or reports electronically filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as filed with the Commission. The Trustee shall have no responsibility to determine if such filing has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1 Company May Consolidate, etc., Only on Certain Terms.

The Company may not merge or consolidate with or into any other Person, in a transaction in which it is not the surviving Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (i) the surviving or transferee Person is organized and existing under the laws of the United States or a State thereof or the District of Columbia and such Person expressly assumes by supplemental indenture all the obligations of the Company under the Securities and under this Indenture, (ii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or Event of Default shall have occurred and be continuing and (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance, transfer, lease or other disposition complies with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)	to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities in compliance with Article 8; or

(2)	to add to the covenants of the Company for the benefit of the Holders of any one or more series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities, including provisions regarding the circumstances under which collateral may be released or substituted, to surrender any right or power herein conferred upon the Company or to comply with any requirement of the Commission or otherwise in connection with the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act; or

(3)	to add any additional Events of Default for the benefit of the Holders of any one or more series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in global form or uncertificated form; or

(5)	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (ii) modify the rights of any Holder of any Outstanding Security with respect to such provision, or (B) shall become effective when there is no Security then Outstanding; or

(6)	to add or provide for a guaranty or guarantees of the Securities or additional obligors on the Securities; or

(7)	to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(8)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(9)	to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to cure any ambiguity or omission, to correct any mistake, or to conform to any prospectus pursuant to which Securities of any series were offered; or

(10)	to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the rights of any Holder of Securities of any series; or

(11)	to make any change that does not adversely affect the rights of any Holder; or

(12)	to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Articles 4 and 13, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect as determined in good faith by the Board of Directors of the Company; or

(13)	make such other provisions in regards to matters or questions arising under the Indenture or any supplemental indenture hereto as the Board of Directors may deem necessary or desirable, and which does not in each case adversely affect the interest of the Holders of Securities of any series as determined in good faith by the Board of Directors of the Company; or

(14)	comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any indenture supplemental hereto or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)	change the Stated Maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on or any sinking fund payment with respect to, any Security, or reduce the principal amount thereof or the rate of interest thereon, any Additional Amounts with respect thereto or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts (except as contemplated by Section 8.1 and permitted by clause (1) of Section 9.1), or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency or currencies (including composite currencies) in which any Security or any premium or interest thereon or Additional Amounts with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of a Security in a manner adverse to the holder thereof, or

(2)	reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)	modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.8, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 3.1 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.2 and Section 10.8, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby; provided that if such supplemental indenture makes any of the changes described in clauses (1) through (3) of the first proviso to Section 9.2, such supplemental indenture shall bind each Holder of a Security who has consented to it and every subsequent Holder of such Security or any part thereof.

Section 9.5 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act.

Section 9.6 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

Section 10.1 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on, and any Additional Amounts with respect to, the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise provided in a supplemental indenture or pursuant to Section 3.1 hereof, the Place of Payment for any series of Securities shall be the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3 Money for Securities Payments to be Held in Trust.

If the Company, any Subsidiary or any of their respective Affiliates shall at any time act as Paying Agent with respect to any series of Securities, such Paying Agent will, on or before each due date of the principal of or any premium or interest on, or any Additional Amounts with respect to, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest, or any Additional Amounts, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on, or Additional Amounts with respect to, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture, or with respect to one or more series of Securities, or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on, or any Additional Amounts with respect to, any Security of any series and remaining unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal, premium or interest or Additional Amount has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in The Borough of Manhattan, The City of New York and in such other Authorized Newspapers as the Trustee shall deem appropriate, notice that such money remains unclaimed and that, after a date specified herein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

Section 10.4 Statement by Officers as to Default.

At any time at which there are Outstanding Securities of any series issued under this Indenture, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate complying with Section 314(a)(4) of the Trust Indenture Act and stating that a review of the activities of the Company during such year and of performance under this Indenture has been made under the supervision of the signers thereof and stating whether or not to the best knowledge of the signers thereof, based upon such review, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. One of the officers signing the Officers’ Certificate delivered pursuant to this Section 10.05 shall be the principal executive, financial or accounting officer of the Company.

Section 10.5 Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 10.6 All Securities to be Equally and Ratably Secured.

Unless specified otherwise by the Company pursuant to Section 3.1 with respect to any series, the Company will not itself secure Securities of any one or more series with any Mortgage, without effectively providing that the Securities of every other series shall be secured equally and ratably by such Mortgage.

Section 10.7 Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, and to the extent, in the judgment of the Company may be necessary or appropriate in connection with its business; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

Section 10.8 Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 10.9 Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.1 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Sections 3.1(22), 9.1(2), 8.1, 10.4, 10.5, 10.6, 10.7 or 10.8 for the benefit of the Holders of such series if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.10 Additional Amounts.

If the Securities of a series expressly provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or premium (if any) or interest on any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 10.10 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 10.10 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to such Paying Agent the Additional Amounts required by this Section 10.10. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.10.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1 Applicability of Article.

Securities of any series that are redeemable in whole or in part before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with this Article 11.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.3 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, on a pro-rata basis, or in the Trustee’s discretion, by lot, or by such other method as the Trustee shall deem fair and appropriate, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or while any Securities are represented by one or more Global Notes, such notice shall be delivered to the Depositary for communication to entitled account Holders) not fewer than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

All notices of redemption shall state:

(1)	the Redemption Date,

(2)	the Redemption Price (including accrued interest, if any, to be paid),

(3)	if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)	in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6)	the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(7)	if applicable, the conversion price, the date on which the right to convert the principal of the Securities or the portions thereof to be redeemed will terminate, and the place or places where such Securities may be surrendered for conversion,

(8)	that the redemption is for a sinking fund, if such is the case,

(9)	the specific provision of this Indenture pursuant to which such Securities are to be redeemed, and

(10)	the CUSIP number or numbers and/or common codes of the Security being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided that the Company shall have prepared and provided to the Trustee the form of such notice, or, if acceptable to the Trustee, provided sufficient information to enable the Trustee to prepare such notice, in each case on a timely basis.

Section 11.5 Deposit of Redemption Price.

On or prior to 10:00 a.m., Eastern time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of any Holder of such Security to receive interest thereon) be paid to the Company on Company Request, or if then held by the Company, shall be discharged from such trust.

Section 11.6 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (and any Additional Amounts) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security or, in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity.

Section 11.7 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Unless otherwise specified as contemplated by Section 3.1, the Company and any Affiliate of the Company may at any time purchase or otherwise acquire Securities in the open market or by private agreement. Such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 3.9 shall apply to all Securities so delivered.

ARTICLE 12

SINKING FUNDS

Section 12.1 Applicability of Article.

The provisions of this Article 12 shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” Unless otherwise provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3 Redemption of Securities for Sinking Fund.

Not fewer than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Not fewer than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE 13

DEFEASANCE AND COVENANT DEFEASANCE

Section 13.1 Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article 13. Any such election shall be evidenced by one or more Board Resolutions, Officers’ Certificates, indentures supplemental hereto, or in another manner specified as contemplated by Section 3.1 for such Securities.

Section 13.2 Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

(1)	the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on, or any Additional Amounts with respect to, such Securities when payments are due,

(2)	the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3,

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(4)	this Article 13.

Subject to compliance with this Article 13, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.3 applied to such Securities.

Section 13.3 Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section 13.3 applied to any Securities or any series of Securities, as the case may be,

(1)	the Company shall be released from their obligations under Sections 8.1, 10.4, 10.5, 10.6, 10.7 or 10.8 and any covenants provided pursuant to Sections 3.1(22) or 9.1(2) for the benefit of the Holders of such Securities and

(2)	the occurrence of any event specified in Section 5.1(4) (with respect to any of Sections 8.1, 10.4, 10.5, 10.6, 10.7 or 10.8 and any such covenants provided pursuant to Sections 3.1(22) or 9.1(2)) and the occurrence of any other Event of Default specified pursuant to Section 3.1 or Section 9.1(3) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities or any series of Securities as provided in this Section 13.3 on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or such other covenant (to the extent so specified in the case of Section 5.1(4) and the occurrence of any Event of Default specified pursuant to Section 3.1 or Section 9.1(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of any reference in any such Section or such other covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

(1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article 13 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities,

(A)	cash in currency of the United States of America in an amount, or

(B)	U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, an amount in cash, or

(C)	a combination thereof,

in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.

(2) In the event of an election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

(A)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(B)	since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case clause (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 13.5 and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities. Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 13 with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article 13; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Counterpart Signatures.

This Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.2 Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the United States Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as they may request in order for the Trustee to satisfy the requirements of the United States Patriot Act.

Section 14.3 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FAT BRANDS INC.

By:

Title:

[TRUSTEE]

By:

Title:

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